HEI Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
HAWAIIAN ELECTRIC INDUSTRIES, INC.
As last amended March 18, 2020
_________________________________

ARTICLE I
NAME and SEAL
Section 1.The name of the corporation shall be
HAWAIIAN ELECTRIC INDUSTRIES, INC.
Section 2. The seal of the corporation shall be in such form as the board of directors shall determine from time to time.
ARTICLE II
SHAREHOLDERS
Section 1.Each meeting of the shareholders shall be held at the principal office of the corporation in Honolulu, Hawaii, unless some other place in Honolulu is stated in the notice of meeting.
Notwithstanding the foregoing, the board of directors shall have the authority, in its sole discretion, to determine that the annual meeting shall not be held at any place, but will instead be held solely by means of remote communication. If authorized by the board of directors in its sole discretion, and subject to any guidelines and procedures adopted by the board, shareholders and proxies of shareholders not physically present at a meeting of shareholders may participate in such meeting by means of remote communication, and be deemed present in person and vote at such meeting, whether the meeting is held at a designated place or solely by means of remote communication; provided, that the corporation shall: (i) implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy of a shareholder; (ii) implement reasonable measures to provide shareholders and proxies of shareholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with the proceedings; and (iii) maintain a record of voting or action by any shareholder or proxy of a shareholder that votes or takes other action at the meeting by means of remote communication.
Section 2.The annual meeting of the shareholders shall be held on such date and time as the board of directors or, if it does not act, the chairman of the board of directors, or in the chairman's absence or disability, the president may designate in each year. At the annual meeting the shareholders shall elect the directors to hold office until the next annual meeting at which they are to be elected or until their successors shall be duly elected and qualified, shall vote on the ratification of the appointment of the corporation’s independent registered public accounting firm and may transact any general business as is properly brought before the meeting in accordance with these Bylaws. Failure to hold an annual meeting at a time fixed in accordance with these Bylaws does not affect the validity of any corporate action.
No business may be transacted at the annual meeting of shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any shareholder of the corporation (a) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (b) who complies with the notice procedures set forth in this Section 2. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the secretary of the corporation, which notice is not withdrawn by such shareholder at or prior to such annual meeting.
To be timely, a shareholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation (i) in connection with the 2019 annual meeting of shareholders, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders and (ii) following the 2019 annual meeting of shareholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public disclosure of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
To be in proper written form, a shareholder’s notice to the secretary must set forth (i) as to each matter such shareholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment) and the reasons for conducting such business at the annual meeting and (ii) as to the shareholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (a) the name and address of such person, (b) (1) the class or series and number of all shares of stock of the corporation that are owned beneficially or of record by such person and any affiliates of such person, (2) the name of each nominee holder of all shares of stock of the corporation owned beneficially but not of record by such person or any affiliates of such person, and the number of such shares of stock of the corporation held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge, profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates of such person, with respect to stock of the corporation and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates of such person, with respect to stock of the corporation (the information in this clause (ii)(b), the “Ownership Information”), (c) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies by such person with respect to the proposed business to be brought before the annual meeting pursuant to Section 14 of the Exchange Act (as defined in Section 11 of this Article II), and the rules and regulations promulgated thereunder and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
Any person providing any information to the corporation pursuant to this Section 2 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting, and such update and supplement shall be delivered or mailed to and received by the secretary at the principal executive offices of the corporation not later than five (5) business days following the later of the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and the date notice of the record date is first publicly disclosed.
No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of the board of directors, the president or other person presiding at the annual meeting, as the case may be, determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman, president or such other person shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
Nothing contained in this Section 2 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
Section 3.Special meetings of shareholders shall be called by the secretary at any time upon request of the board of directors, the chairman of the board of directors or the president or upon the written demand of shareholders entitled to make such demand in the manner prescribed by law. The board of directors shall have the authority, in its sole discretion, to determine that a special meeting shall not be held at any place, but will instead be held solely by means of remote communication, as provided under Section 1 above. At any special meeting only business within the purpose or purposes described in the notice of such meeting shall be conducted.
Section 4.Notices of all shareholders’ meetings shall specify the class or classes of stock entitled to vote at such meeting, the place (if any), day and hour of the meeting and whether the meeting is annual or special. If means of remote communication are authorized for use in a meeting, regardless of whether the meeting is held at a designated place or solely by means of remote communication, the notice shall also inform shareholders of the means of remote communication by which shareholders may be deemed to be present in person and allowed to vote. Notices of special meetings of shareholders must include a description of the purpose or purposes for which the meeting is called. Notice of each meeting of shareholders shall be given to each shareholder of record entitled to vote at such meeting at least ten (10) days but not more than sixty (60) days before the date set for such meeting, either (i) by mailing the same, postage prepaid or (ii) by electronic transmission to the facsimile number or electronic mail address to which the shareholder has previously consented (and not revoked its consent) to receive notice, in either event such notice shall be addressed to each shareholder at the shareholder’s address as it appears upon the books of the corporation, in which case such mailing or electronic transmission shall constitute sufficient notice to shareholders. Non-receipt of any such notice shall not invalidate any business done at any meeting at which a quorum shall be present.
Section 5.Any meeting of the shareholders may be adjourned from time to time, whether or not a quorum is present, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than one hundred and twenty days (120) after the date fixed for the original meeting, a new record date shall be fixed for the adjourned meeting and notice of the adjourned meeting in accordance with the requirements of Section 4 of this Article II shall be given to each shareholder of record entitled to notice of and to vote at the meeting.
Section 6.Subject to the provisions set forth below, the holders of a majority of the shares of capital stock of the corporation outstanding and entitled to vote, present in person or by proxy at any meeting of shareholders, shall constitute a quorum for the transaction of business, and, if a quorum is present, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at the meeting and action on matters other than the election of directors shall be taken if the votes cast favoring the action exceed the votes cast opposing the action. Once a share is represented for any purpose at a meeting it is deemed present for quorum purpose for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.
Each share of common stock shall be entitled to one vote, subject, however, to such limitation or loss of right as may be provided in resolutions which may be adopted from time to time creating issues of preferred stock or otherwise.
Whenever shares of preferred stock shall be outstanding and the holders of such shares shall be entitled to vote, each share of preferred stock shall be entitled to one vote unless the resolution creating the issue of preferred stock shall otherwise provide. Where shares of preferred stock shall be outstanding and shall be entitled to vote and the holders of common stock likewise entitled to vote, each share of common stock outstanding shall count as one vote (unless the resolution creating the issue of preferred stock shall otherwise provide) and each share of preferred stock outstanding shall count as one vote in determining the presence or absence at any meeting of a majority of outstanding shares and in determining whether the holders of a specific proportion of the capital stock outstanding have approved or disapproved of any action.
If any class of stock of the corporation shall by the terms of its issuance be not entitled to vote or if any class of stock by virtue of any resolution authorizing the issuance of preferred stock loses its right to vote, then such stock shall not be counted as a part of the issued and outstanding stock of the corporation for the purpose of determining the presence or absence of a quorum at any meeting or whether or not the holders of a specified proportion of the capital stock outstanding have approved or disapproved of any action.
Whenever pursuant to the provisions of the resolutions authorizing the issuance of shares of preferred stock the holders of the preferred stock shall vote as a class and the holders of the common stock shall vote as a class, the holders of a majority of the shares of each class outstanding shall constitute a quorum with respect to the voting of such class. Subject to the other provisions of this Section 6, if a quorum of the class is present, action on matters other than the election of directors is taken by the class if the votes cast within the class favoring the action exceed the votes cast opposing the action.
The provisions of this Section 6 of Article II are subject to any provisions of law or of the Articles of Incorporation or any resolution authorizing the issuance of shares of preferred stock or of these Bylaws requiring with respect to any matters the approval or consent of designated percentages of the outstanding shares of stock or of the outstanding shares of any class thereof, or limiting or restricting the right of any class or classes of stock to vote with respect to any matters.
Section 7.Before any person is entitled to attend a meeting or vote any stock of the corporation, either as a shareholder or as the representative of a shareholder, at the secretary’s discretion, the secretary may require such reasonable evidence as to the identity or the authority of such person to attend the meeting and vote the stock of the corporation as the secretary may deem advisable.
A shareholder may vote the shareholder’s shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act on the shareholder’s behalf by signing an appointment form; provided that, if two or more persons are named as proxies by or on behalf of the same shareholder, then at the sole discretion of the presiding officer of the meeting, the presiding officer may limit attendance at the meeting to one person so named. The appointment form must be signed by either the shareholder personally or by the shareholder’s attorney-in-fact. A shareholder may authorize another person to act as a proxy for the shareholder by: (i) executing a writing authorizing another person or persons to act as a proxy for the shareholder; which may be accomplished by the shareholder or the shareholder’s authorized attorney-in-fact, officer, director, employee or agent signing the writing or causing the shareholder’s signature to be affixed to the writing by any reasonable means, including, without limitation, the use of a facsimile signature, or (ii) transmitting or authorizing the transmission of a telegram, cablegram, facsimile, or other means of electronic transmission authorizing the person or persons to act as a proxy for the shareholder to the person or persons who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or similar agent duly authorized by the person who will be the holder of the proxy to receive the transmission; provided that any such transmission must specify that the transmission was authorized by the shareholder.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the foregoing may be used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. Any proxy authorization given pursuant to this section shall be valid and effective until written revocation thereof is filed with the corporation, provided that no appointment is valid for more than eleven (11) months unless a longer period is expressly provided for in the appointment form. If any shareholder who has given a proxy is present at a meeting of shareholders, such proxy shall remain in effect unless the shareholder revokes the proxy by voting in person at the meeting.
Section 8.An executor, administrator, guardian or trustee may vote in person or by proxy at any meeting of the corporation the stock of the corporation held by that person in such capacity, whether or not such stock shall have been transferred to that person’s name on the books of the corporation. In case the stock shall not have been so transferred to that person’s name on the books of the corporation that person shall, as a prerequisite to so voting, file with or present to the corporation a certified copy of that person’s letters as such executor, administrator or guardian, or that person’s appointment or authority as trustee. In case there are two or more executors, administrators, guardians or trustees, all or a majority of them may vote the stock in person or by proxy at any meeting of the corporation. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of the shareholder, the corporation may nevertheless, to the extent permitted by law, accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.
Section 9.The duly authorized representative of another corporation owning stock in the corporation or having authority to vote stock of another shareholder of the corporation shall be entitled to vote the stock so owned or represented.
Section 10.The shareholders having voting rights who shall be entitled to vote at any meeting of shareholders may be determined by Section 2 of Article XVII of these Bylaws.
Section 11.Whenever the corporation shall have a class of equity securities registered pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) which are listed on a national securities exchange or traded over-the-counter on a national securities market of the National Association of Securities Dealers, Inc. Automated Quotation System, no holder of shares of any class of capital stock of the corporation shall be entitled to cumulate votes in the election of directors.
Section 12.After fixing a record date for a meeting of shareholders, the corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder.
The shareholders list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting for which the list was prepared is given and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held, or on a reasonably accessible electronic network (provided that all the information required to gain access to the shareholders’ list is provided with the meeting notice and the corporation takes reasonable steps to ensure that such information is available only to shareholders of the corporation). A shareholder or shareholder’s agent or attorney shall be entitled, on written demand, to inspect and copy the shareholders list during regular business hours and at the shareholder’s expense during the period it is available for inspection. The shareholders list shall also be available at the meeting, and any shareholder or shareholder’s agent or attorney is entitled to inspect and to copy the list during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders list does not affect the validity of action taken at the meeting.
ARTICLE III
BOARD OF DIRECTORS
Section 1.There shall be a board of directors to consist of not less than five (5) nor more than eighteen (18) members, who need not be shareholders, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire board.
So long as there are at least nine directors, other than directors elected by the holders of preferred stock or any series of preferred stock voting separately as a class, the directors (other than the directors thus elected by holders of preferred stock) shall be divided into three classes, designated Class I, Class II and Class III. Each such class of such directors shall consist, as nearly as may be possible, of one-third of the total number of such directors constituting the entire board. Each such director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected. Notwithstanding the foregoing, each director shall serve until his successor is duly elected and qualified, or until his retirement, death, resignation or removal. If the number of directors is changed, other than to change the number of directors to be elected by the holders of preferred stock or any series of preferred stock, voting separately as a class, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors of any class of directors shorten the term of any incumbent director of any class of directors.
In the event holders of any preferred stock or any series of preferred stock are entitled to elect directors voting separately as a class or series, such holders shall be entitled to elect the number of directors provided for in the Articles of Incorporation or resolution authorizing the issuance of such stock subject to and upon the terms and conditions of such resolution, notwithstanding the number of directors fixed by the board of directors as provided for in this section of Article III.
Section 2.Nominations of persons for election to the board of directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (i) by or at the direction of the board of directors (or any duly authorized committee thereof), (ii) by any shareholder of the corporation (a) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of shareholders entitled to vote at such meeting and (b) who complies with the notice procedures set forth in this Section 2 or (iii) in the case of an annual meeting, by any Eligible Shareholder (as defined in Section 4 of Article IIIA) who complies with the procedures set forth in Article IIIA.
In addition to any other applicable requirements, for a nomination to be made by a shareholder pursuant to clause (ii) of the first paragraph of Section 2 of this Article III, such shareholder must have given timely notice thereof in proper written form to the secretary of the corporation, which notice is not withdrawn by such shareholder at or prior to the meeting of shareholders.
To be timely, a shareholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation (i) (a) in the case of the 2019 annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders and (b) in the case of an annual meeting other than the 2019 annual meeting of shareholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual or special meeting, or the public disclosure of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
To be in proper written form, a shareholder’s notice to the secretary must set forth (i) as to each person whom the shareholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the Ownership Information and (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) as to the shareholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (a) the name and address of such shareholder, (b) the Ownership Information, (c) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (d) a description of any material interest of such person or any affiliates of such person in the nomination, including any anticipated benefit therefrom to such person or any affiliates of such person, (e) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (f) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected and, as an appendix, the completed and signed written representation and agreement (executed by the proposed nominee in the form provided by the secretary upon written request) required pursuant to Section 14 of this Article III.
Any person providing any information to the corporation pursuant to this Section 2 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or special meeting, and such update and supplement shall be delivered or mailed to and received by the secretary at the principal executive offices of the corporation not later than five (5) business days following the later of the record date for the determination of shareholders entitled to notice of and to vote at the annual or special meeting and the date notice of the record date is first publicly disclosed.
Except as may otherwise be provided in the corporation’s Articles of Incorporation or resolution creating a series of preferred stock with respect to the rights of holders of preferred stock to nominate and elect a specified number of directors in certain circumstances, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2. If the chairman of the board of directors, the president or other person, as the case may be, presiding at the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman, president or such other person shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
Section 3.Each meeting of the board of directors shall be held at the principal office of the corporation in Honolulu, Hawaii, unless some other place is stated in the notice of meeting. A meeting of the board of directors elected at an annual meeting of shareholders shall be held at the place of such annual meeting immediately or as soon as practicable thereafter, and no notice thereof shall be necessary.

Section 4.The board of directors may establish regular meetings which shall be held in such places, or by remote communication, and at such times as it may from time to time by vote determine, and when any such meeting or meetings shall be so determined no further notice thereof shall be required.
Section 5.Special meetings of the board of directors may be called at any time by the chairman of the board of directors, or by the president or by any two directors.
Section 6.Except as otherwise expressly provided, notice of any meeting of the board of directors for which notice is required to be provided shall be given to each director by the secretary or by the person calling the meeting, by advising the director by telephone, by word of mouth, by electronic transmission or by leaving written notice of such meeting with the director or at the director’s residence or usual place of business not later than two days before the meeting. Non-receipt of any such notice shall not invalidate any business done at any meeting at which a quorum is present. The presence or participation of any director at or in any meeting shall be the equivalent of a waiver of the requirement of the giving of notice of said meeting to such director, except where a director at the beginning of the meeting (or promptly upon such director’s arrival) objects to holding the meeting or to the transaction of any business and does not thereafter vote for or assent to action taken at the meeting. A director may, prior to, at or subsequent to the meeting, waive notice of the meeting in writing, signed by the director entitled to notice, and filed with the minutes or corporate records.
Section 7.A majority of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business, except that a minority of the board may fill vacancies in the board as provided in Section 8 of this Article III. Unless the action of a greater number of directors shall be required by the Articles of Incorporation, these Bylaws, or law, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.
Section 8.In case of any vacancies due to death, incapacity, resignation or otherwise in the board of directors, including temporary vacancies caused by the illness of directors, the remaining members of the board of directors (although less than a majority thereof) may fill the same by the affirmative vote of a majority of such remaining members, subject, however, to the provisions of Section 9 of this Article III. In case of any temporary vacancy caused by the illness of a director, such temporary vacancy shall be filled only until the termination of such director’s illness.
Section 9.The shareholders of the corporation may at any special meeting of the shareholders remove from office any director or directors; provided that if a director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director, and in the case of any such removal any vacancies on the board of directors arising from such removal which are not filled by the shareholders at such special meeting shall be filled by the remaining directors in accordance with the provisions of Section 8 of this Article III.
Section 10.The board of directors may create and appoint from its own membership such committees as it deems desirable, which shall have such functions and authority as the board of directors shall determine, subject to any limitations provided by law. Each committee must have two (2) or more members, who shall serve at the pleasure of the board of directors. Sections 3 through 7 of this Article III, which govern meetings, notice and waiver of meetings and quorum and voting requirements of the board of directors, apply to committees as well.
Section 11.Members of the board of directors or of a committee of the board of directors may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participating in a meeting pursuant to this provision shall constitute presence in person at such meeting.
Section 12.Unless otherwise provided by law, any action required or permitted to be taken at any meeting of the board of directors, or of a committee of the board of directors, may be taken without a meeting, if all of the directors or all of the members of the committee, as the case may be, sign a written consent or written consents or provide consent via electronic transmission setting forth the action taken or to be taken, at any time before or after the intended effective date of such action. Such consent or consents shall be filed with the minutes of directors’ meetings or committee meetings, as the case may be, and shall have the same effect as a unanimous vote. In the case of consent by electronic transmission, the consent shall be submitted with information from which it may reasonably be concluded that the electronic transmission was authorized by the proper board or committee member.
Section 13.The only limitation on the power and authority of the board of directors to determine the number of directors is that there shall be not less than five (5) nor more than eighteen (18) members. There shall be no other limitations, whether numerical, based on percentage increase or decrease in the number of directors, or otherwise, on the power and authority of the board of directors to determine the number of directors.
Section 14.In order to be eligible for election or re-election as a director of the corporation, a person must deliver to the secretary of the corporation at the principal executive offices of the corporation a written representation and agreement that such person (i) is not and will not become a party to (a) any arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in such representation and agreement or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination, candidacy, service or action as a director that has not been disclosed to the corporation in such representation and agreement, (iii) would be in compliance, if elected as a director of the corporation, and will comply with the corporation’s code of business conduct, corporate governance guidelines, securities trading policies and any other policies or guidelines of the corporation applicable to directors and (iv) will make such other acknowledgments, enter into such agreements and provide such information as the board of directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the corporation’s directors.
ARTICLE IIIA.
PROXY ACCESS
Section 1.Information to be Included in the Corporation’s Proxy Materials. Whenever the board of directors solicits proxies with respect to the election of directors at an annual meeting of shareholders, subject to the provisions of this Article IIIA, the corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the board of directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election to the board of directors by an Eligible Shareholder pursuant to and in accordance with this Article IIIA (a “Shareholder Nominee”). For purposes of this Article IIIA, the “Required Information” that the corporation will include in its proxy statement is (i) the information provided to the secretary of the corporation concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Shareholder so elects, a Supporting Statement (as defined below). For the avoidance of doubt, nothing in this Article IIIA shall limit the corporation’s ability to solicit against any Shareholder Nominee or include in its proxy materials the corporation’s own statements or other information relating to any Eligible Shareholder or Shareholder Nominee, including any information provided to the corporation pursuant to this Article IIIA. Subject to the provisions of this Article IIIA, the name of any Shareholder Nominee included in the corporation’s proxy statement for an annual meeting of shareholders shall also be set forth on the form of proxy distributed by the corporation in connection with such annual meeting.
Section 2.Notice Period. In addition to any other applicable requirements, for a nomination to be made by an Eligible Shareholder pursuant to this Article IIIA, the Eligible Shareholder must have given timely notice thereof (a “Notice of Proxy Access Nomination”) in proper written form to the secretary of the corporation and must expressly request in the Notice of Proxy Access Nomination to have such nominee included in the corporation’s proxy materials pursuant to this Article IIIA. To be timely, a Notice of Proxy Access Nomination must be delivered to or be mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date that the corporation first distributed its proxy statement to shareholders for the immediately preceding annual meeting of shareholders. In no event shall the adjournment or postponement of an annual meeting, or the public disclosure of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Article IIIA.
Section 3.Permitted Number of Shareholder Nominees. The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that will be included in the corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Article IIIA (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%) (such greater number, as it may be adjusted pursuant to this paragraph, the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the board of directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the board of directors resolves to reduce the size of the board of directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the corporation’s proxy materials as nominees recommended by the board of directors pursuant to an agreement, arrangement or understanding with a shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the corporation by such shareholder or group of shareholders) and (ii) the number of directors in office as of the Final Proxy Access Nomination Date who were included in the corporation’s proxy materials as Shareholder Nominees for any of the two (2) preceding annual meetings of shareholders (including any persons counted as Shareholder Nominees pursuant to the immediately succeeding sentence). For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Shareholder for inclusion in the corporation’s proxy materials pursuant to this Article IIIA whose nomination is subsequently withdrawn or whom the board of directors decides to nominate for election to the board of directors shall be counted as one of the Shareholder Nominees. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Article IIIA shall rank such Shareholder Nominees based on the order in which the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the corporation’s proxy materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Article IIIA exceeds the Permitted Number. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Article IIIA exceeds the Permitted Number, the highest ranking Shareholder Nominee who meets the requirements of this Article IIIA from each Eligible Shareholder will be selected for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the corporation each Eligible Shareholder disclosed as Owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Article IIIA from each Eligible Shareholder has been selected, then the next highest ranking Shareholder Nominee who meets the requirements of this Article IIIA from each Eligible Shareholder will be selected for inclusion in the corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Article IIIA, the corporation shall not be required to include any Shareholder Nominees in its proxy materials pursuant to this Article IIIA for any meeting of shareholders for which the secretary of the corporation receives a notice (whether or not subsequently withdrawn) that a shareholder intends to nominate one or more persons for election to the board of directors pursuant to clause (ii) of the first paragraph of Section 2 of Article III.
Section 4.Eligible Shareholder. An “Eligible Shareholder” is a shareholder or group of no more than twenty (20) shareholders (counting as one shareholder, for this purpose,

any two (2) or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned (as defined below) continuously for at least three years (the “Minimum Holding Period”) a number of shares of common stock of the corporation equal to no less than the Required Shares (as defined below), (ii) continues to Own the Required Shares through the date of the annual meeting and (iii) meets all other requirements of this Article IIIA. “Required Shares” means a number of shares of common stock of the corporation that represents at least three percent (3%) of the outstanding shares of common stock of the corporation as of the date the Notice of Proxy Access Nomination is received at the principal executive offices of the corporation in accordance with this Article IIIA. A “Qualifying Fund Group” means two (2) or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Shareholder consists of a group of shareholders (including a group of funds that are part of the same Qualifying Fund Group), (i) each provision in this Article IIIA that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously throughout the Minimum Holding Period in order to meet the three percent (3%) Ownership requirement of the “Required Shares” definition) and (ii) a breach of any obligation, agreement or representation under this Article IIIA by any member of such group shall be deemed a breach by the Eligible Shareholder. No shareholder may be a member of more than one group of shareholders constituting an Eligible Shareholder with respect to any annual meeting.
Section 5.Definition of Ownership. For purposes of this Article IIIA, a shareholder shall be deemed to “Own” and have “Ownership” of only those outstanding shares of common stock of the corporation as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (a) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (b) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell, or (c) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “Own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s Ownership of shares shall be deemed to continue during any period in which (x) the shareholder has loaned such shares, provided that the shareholder has the power to recall such loaned shares on five (5) business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it (a) will promptly recall such loaned shares upon being notified that any of its Shareholder Nominees will be included in the corporation’s proxy materials and (b) will continue to hold such recalled shares through the date of the annual meeting or (y) the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the shareholder. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock of the corporation are “Owned” for these purposes shall be decided by the board of directors.
Section 6.Form of Notice. To be in proper written form, a Notice of Proxy Access Nomination must set forth or be accompanied by the following:
(i)     a statement by the Eligible Shareholder (a) setting forth and certifying as to the number of shares it Owns and has Owned continuously throughout the Minimum Holding Period, (b) agreeing to continue to Own the Required Shares through the date of annual meeting and (c) indicating whether it intends to continue to own the Required Shares for at least one year following the annual meeting;
(ii)     one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received at the principal executive offices of the corporation, the Eligible Shareholder Owns, and has Owned continuously throughout the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five (5) business days following the later of the record date for determining the shareholders entitled to receive notice of the annual meeting and the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Shareholder’s continuous Ownership of the Required Shares through the record date;
(iii)     a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iv)     the information, representations, agreements and other documents that would be required to be set forth in or included with a shareholder’s notice of a nomination made pursuant to clause (ii) of the first paragraph of Section 2 of Article III;
(v)     a representation that the Eligible Shareholder (a) did not acquire, and is not holding, any securities of the corporation for the purpose or with the intent of changing or influencing control of the corporation, (b) has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than the Shareholder Nominee(s) it is nominating pursuant to this Article IIIA, (c) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule

14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the board of directors, (d) has not distributed and will not distribute to any shareholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation, (e) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (f) has provided and will provide facts, statements and other information in all communications with the corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(vi)     an undertaking that the Eligible Shareholder agrees to (a) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the corporation or out of the information that the Eligible Shareholder provided to the corporation, (b) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Article IIIA or any solicitation or other activity in connection therewith and (c) file with the Securities and Exchange Commission any solicitation or other communication with the shareholders of the corporation relating to the meeting at which its Shareholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;
(vii)     in the case of a nomination by an Eligible Shareholder consisting of a group of shareholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Article IIIA (including withdrawal of the nomination); and
(viii)     in the case of a nomination by an Eligible Shareholder consisting of a group of shareholders in which two (2) or more funds are intended to be treated as one shareholder for purposes of qualifying as an Eligible Shareholder, documentation reasonably satisfactory to the corporation that demonstrates that the funds are part of the same Qualifying Fund Group.
Section 7.Additional Information. In addition to the information required or requested pursuant to Section 6 of this Article IIIA or any other provision of these Bylaws, (i) the corporation may require any proposed Shareholder Nominee to furnish any other information (a) that may reasonably be requested by the corporation to determine whether the Shareholder Nominee would be independent under the rules and listing standards of the securities exchanges upon which the stock of the corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors (collectively, the “Independence Standards”), (b) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Shareholder Nominee or (c) that may reasonably be requested by the corporation to determine the eligibility of such Shareholder Nominee to be included in the corporation’s proxy materials pursuant to this Article IIIA or to serve as a director of the corporation, and (ii) the corporation may require the Eligible Shareholder to furnish any other information that may reasonably be requested by the corporation to verify the Eligible Shareholder’s continuous Ownership of the Required Shares throughout the Minimum Holding Period and through the date of the annual meeting.
Section 8.Supporting Statement. For each of its Shareholder Nominees, the Eligible Shareholder may, at its option, provide to the secretary of the corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement for inclusion in the corporation’s proxy materials, not to exceed five hundred (500) words, in support of such Shareholder Nominee’s candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Shareholder (including any group of shareholders together constituting an Eligible Shareholder) in support of each of its Shareholder Nominee(s). Notwithstanding anything to the contrary contained in this Article IIIA, the corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.
Section 9.Correction of Defects; Updates and Supplements. In the event that any information or communications provided by an Eligible Shareholder or a Shareholder Nominee to the corporation or its shareholders is not, when provided, or thereafter ceases to be, true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the secretary of the corporation of any such defect and of the information that is required to correct any such defect. Without limiting the foregoing, an Eligible Shareholder shall provide immediate notice to the corporation if the Eligible Shareholder ceases to Own a number of shares of the corporation’s common stock at least equal to the Required Shares prior to the date of the annual meeting. In addition, any person providing any information to the corporation pursuant to this Article IIIA shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the annual meeting, and such update and supplement shall be delivered to or be mailed and received by the secretary at the principal executive offices of the corporation not later than five (5) business days following the later of the record date for determining the shareholders entitled to receive notice of the annual meeting and the date notice of the record date is first publicly disclosed. For the avoidance of doubt, no notification, update or supplement provided pursuant to this paragraph or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the corporation relating to any such defect (including the right to omit a Shareholder Nominee from its proxy materials pursuant to this Article IIIA).
Section 10.Shareholder Nominee Eligibility. Notwithstanding anything to the contrary contained in this Article IIIA, the corporation shall not be required to include in its proxy materials, pursuant to this Article IIIA, any Shareholder Nominee (i) who would not be an independent director under the Independence Standards, (ii) whose election as a member of the board of directors would cause the corporation to be in violation of these Bylaws, the Articles of

Incorporation, the rules and listing standards of the securities exchanges upon which the stock of the corporation is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, of the corporation or any of its subsidiaries, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) who shall have provided any information to the corporation or its shareholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.
Section 11.Invalid Nominations. Notwithstanding anything to the contrary set forth herein, if (i) a Shareholder Nominee and/or the applicable Eligible Shareholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Article IIIA or (ii) a Shareholder Nominee otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Article IIIA, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the board of directors (or any duly authorized committee thereof) or the chairman of the annual meeting, (a) the corporation may omit or, to the extent feasible, remove the information concerning such Shareholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its shareholders that such Shareholder Nominee will not be eligible for election at the annual meeting, (b) the corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder and (c) the chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.
Section 12.Restrictions on Re-Nominations. Any Shareholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Shareholder Nominee’s election, will be ineligible to be a Shareholder Nominee pursuant to this Article IIIA for the next two (2) annual meetings of shareholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any shareholder from nominating any person to the board of directors pursuant to clause (ii) of the first paragraph of Section 2 of Article III.
Section 13.Exclusive Method. This Article IIIA provides the exclusive method for a shareholder to include nominees for election to the board of directors in the corporation’s proxy materials.

ARTICLE IV
CHAIRMAN AND VICE-CHAIRMAN OF THE BOARD
There may be a chairman of the board of directors appointed from time to time by the board of directors from its own members. If the president is a director of the corporation the president may be appointed by the board of directors as the chairman of the board of directors. Whenever there shall be a chairman of the board of directors, the chairman shall preside at all meetings of the shareholders and of the board of directors, and shall have such powers and perform such duties as may be assigned to the chairman of the board from time to time by the board of directors.
There may be a vice-chairman of the board of directors appointed from time to time by the board of directors from its own members. In the absence of the chairman of the board, the vice-chairman shall preside at meetings of the shareholders and of the board of directors, and shall have such powers and duties as may be assigned to the vice-chairman of the board from time to time by the board of directors.
ARTICLE V
OFFICERS
Section 1.The officers of the corporation shall be a president, one or more vice presidents (including executive vice presidents and senior vice presidents), a treasurer, a controller and a secretary. Any two of the offices of vice president, treasurer, controller and secretary may be held by the same person.
Section 2.There may also be such subordinate officers, such as assistant vice presidents, assistant treasurers, assistant controllers and assistant secretaries, as may be appointed from time to time in accordance with Article VI, Section 3 below.
Section 3.No officer or subordinate officer need be a shareholder and no officer or subordinate officer need be a director of the corporation. Any officer of the corporation may also be a subordinate officer, agent or employee. The election or appointment of an officer or subordinate officer does not in itself create contract rights.
ARTICLE VI
APPOINTMENT AND REMOVAL
Section 1.The president and any executive vice presidents and senior vice presidents shall be appointed annually by the board of directors at the first meeting thereof after the annual or special meeting of the shareholders at which directors are elected, or as soon thereafter as practicable, and shall hold office for one year and thereafter until their successors shall be duly appointed and qualified, unless earlier removed for any reason; provided that the president may fill an executive vice president or senior vice president vacancy and determine compensation for such position, subject to ratification of such appointment and compensation by the board of directors at its next regularly scheduled meeting. If the office of the president shall become vacant for any reason, the board of directors may appoint an acting or temporary president or a successor to serve at the pleasure of the board of directors and determine compensation for such position.
Section 2.The board of directors or the president may appoint other vice presidents (as may be deemed proper), the treasurer, the controller and the secretary of the corporation, who shall hold their positions at the pleasure of the board of directors or the president.
Section 3.The board of directors or the president may appoint assistant vice presidents, assistant treasurers, assistant controllers and assistant secretaries and such other subordinate officers and such agents as may be deemed proper, who shall hold their positions at the pleasure of the board of directors or the president and who shall have such powers and duties as may be determined from time to time by the board of directors or the president. The authority to appoint and remove subordinate officers and agents and to fix their powers and duties may be delegated by the board of directors or the president to any officer or officers of the corporation. The officer or officers to whom the power to appoint subordinate officers is delegated by the board of directors or president shall report to the board of directors or the president the names and titles of all subordinate officers appointed by such officer or officers.
Section 4.Vacancies in any office, however occurring, may be filled by the board of directors at any meeting of the board of directors or, to the extent provided in Article VI, Sections 1 and 2 above, at any time by the president. Vacancies in any subordinate office, however occurring, may be filled by the board of directors at any meeting of the board of directors or, to the extent provided in Article VI, Section 3 above, at any time by the president or any officer or officers to whom authority to appoint and remove subordinate officers or agents is delegated.
ARTICLE VII
COMPENSATION
Section 1.The compensation of the president, any executive vice presidents, any senior vice presidents and any officer whose compensation is required to be approved by the board of directors in accordance with applicable law, rule or regulation, shall be approved by the board of directors, provided that in the event of a vacancy in the office of an executive vice president, senior vice president or officer whose compensation is required to be approved by the board of directors in accordance with applicable law, rule or regulation, the president may fix the compensation for such position subject to ratification by the board of directors.
Section 2.The president shall have authority to fix the compensation of all officers other than the president, any executive vice president, any senior vice president and any officer whose compensation is required to be approved by the board of directors in accordance with applicable law, rule or regulation.

Section 3.The president shall have authority to fix the compensation of all subordinate officers and agents and to delegate such authority to any officer or officers to whom appointment and removal authority over such subordinate officer or agent is delegated in accordance with Article VI, Section 3 above.
Section 4.The president shall have the control of all employees and shall have authority to fix the compensation of all employees, other than as provided in Section 1 of this Article VII, and, with respect to subordinate officers and agents, to delegate such authority to any other officer or officers, subordinate officer or subordinate officers or employee or employees.
ARTICLE VIII

PRESIDENT
If there shall be no chairman of the board of directors, or in the absence of the chairman of the board of directors, the president shall preside at meetings of the shareholders and of the board of directors. The president shall exercise general supervision and direction of the business and affairs of the corporation. The president shall, except as may otherwise be provided by resolution of the board of directors, have full authority to vote the shares of stock owned by the corporation at all meetings of other corporations in which the corporation may be a shareholder. The president shall have the powers and perform the duties customarily incidental to the office, and such other duties as may be given to the president elsewhere in these Bylaws or as may be assigned to the president from time to time by the board of directors.
ARTICLE IX

VICE PRESIDENTS
The vice presidents, in such order or according to such system as the board of directors shall determine or adopt, shall assume and perform the duties of the president when the office of president is vacant or whenever the president, for any reason, cannot discharge the duties of the office. The vice presidents of the corporation shall have such other powers and duties as may be given to them elsewhere in these Bylaws or as may be assigned to them from time to time by the board of directors or by the president.
ARTICLE X

TREASURER
The treasurer shall have the powers and perform the duties customarily incidental to the office and such other powers and duties as may be given to the treasurer elsewhere in these Bylaws or as may be assigned to the treasurer from time to time by the board of directors or by the president. In the absence or disability of the treasurer, or if that office is vacant, the treasurer’s duties may be performed by the controller, the secretary or by an assistant treasurer. The board of directors or the president may authorize the controller, the secretary or an assistant treasurer equally with the treasurer to have any or all of the powers and to perform any or all of the duties given to the treasurer in these Bylaws.
ARTICLE XI

CONTROLLER
The controller shall have the powers and perform the duties customarily incidental to the office and such other powers and duties as may be given to the controller elsewhere in these Bylaws or as may be assigned to the controller from time to time by the board of directors or by the president. In the absence or disability of the controller, or if that office is vacant, the controller’s duties may be performed by the treasurer, the secretary or by an assistant controller. The board of directors or the president may authorize the treasurer, the secretary or an assistant controller equally with the controller to have any or all of the powers and to perform any or all of the duties given to the controller in these Bylaws.
ARTICLE XII

SECRETARY
The secretary shall have the powers and perform the duties customarily incidental to the office and shall have such other powers and duties as may be given elsewhere in these Bylaws or as may be assigned to the secretary from time to time by the board of directors or by the president. The secretary shall also give notice of all meetings of the shareholders whenever requested to do so by the person thereunto duly authorized, shall prepare and maintain custody of the minutes of meetings of the shareholders and the board of directors and shall authenticate records of the corporation. In the absence or disability of the secretary, or if that office is vacant, the secretary’s duties may be performed by the treasurer, the controller or by an assistant secretary. The board of directors or the president may authorize the treasurer, the controller or an assistant secretary equally with the secretary to have any or all of the powers and to perform any or all of the duties given to the secretary in these Bylaws.
ARTICLE XIII
ASSISTANT TREASURER
The assistant treasurer or assistant treasurers, if appointed, shall, in the order of priority of appointment, perform all of the duties and exercise all of the powers of the treasurer as directed by the treasurer, or during the absence or disability of the treasurer, or whenever the office is vacant, and shall perform all other duties as may be prescribed in writing by the president or the board of directors.

ARTICLE XIV
ASSISTANT CONTROLLER
The assistant controller or assistant controllers, if appointed, shall, in the order of priority of appointment, perform all of the duties and exercise all of the powers of the controller as directed by the controller, or during the absence or disability of the controller, or whenever the office is vacant, and shall perform all other duties as may be prescribed in writing by the president or the board of directors.
ARTICLE XV
ASSISTANT SECRETARY
The assistant secretary or assistant secretaries, if appointed, shall, in the order of priority of appointment, perform all of the duties and exercise all of the powers of the secretary as directed by the secretary, or during the absence or disability of the secretary, or whenever the office is vacant, and shall perform all other duties as may be prescribed in writing by the president or the board of directors.
ARTICLE XVI
SHARES OF CAPITAL STOCK
Section 1.Shares of the capital stock of the corporation may be certificated or uncertificated. Except as expressly provided by law, there shall be no differences in the rights and obligations of shareholders based on whether or not their shares are represented by certificates. The board of directors, by resolution, may authorize holders of the corporation’s shares to elect to hold their shares in certificated or uncertificated form. The authority to issue uncertificated shares shall not affect shares already represented by a certificate until the certificate is surrendered.
Section 2.In the case of certificated shares, certificates shall be in such form and device as the board of directors shall from time to time determine, provided that certificates shall plainly show at least the following information, together with any other information that may be required by law, rule or regulation, including the rules of any stock exchanges on which the shares are listed: (i) the certificate number and date of execution or issuance, (ii) the name of the corporation and that the corporation is organized under the laws of the State of Hawaii, (iii) the name of the person to whom the certificate has been issued or transferred, (iv) the number and class of shares, and the designation of the series, if any, the certificate represents, (v) a summary of the designations, relative rights, preferences and limitations applicable to each class of stock or each series within a class of stock (and the authority of the board of directors to determine variations for future series), or a statement that the corporation will furnish this information without charge upon written request by the shareholder, (vi) a statement that the shares are without par value, (vii) if applicable, a statement as to the existence of any restrictions on transfer or registration of transfer of the shares and (viii) if applicable, a statement as to the existence of any additional rights or privileges incident to ownership of the shares. Each certificate of stock shall be sealed with the corporate seal and signed by the president or by a vice president and also by the secretary or an assistant secretary or by the treasurer or an assistant treasurer; provided, however, that the board of directors may provide that stock certificates which are manually signed by a transfer agent or by a registrar may be sealed with only the facsimile seal of the corporation and signed on behalf of the corporation with only the facsimile signatures of its officers and subordinate officers as above designated. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the date of its issue.
Section 3.In the case of uncertificated shares, within a reasonable time after the issuance or transfer thereof, the corporation shall send the shareholder a written statement (which may be referred to as a transaction advice) containing at least the following information, together with any other information required by law, rule or regulation, including the rules of any stock exchanges on which the shares are listed: (i) the name of the corporation and that the corporation is organized under the laws of the State of Hawaii, (ii) the name of the person to whom the uncertificated shares have been issued or transferred, (iii) the number and class of shares, and the designation of the series, if any, to which the transaction advice relates, (iv) a summary of the designations, relative rights, preferences and limitations applicable to each class of stock or each series within a class of stock (and the authority of the board of directors to determine variations for future series), or a statement that the corporation will furnish this information without charge upon written request by the shareholder, (v) a statement that the shares are without par value, (vi) if applicable, a statement as to the existence of any restrictions on transfer or registration of transfer of the shares and (vii) if applicable, a statement as to the existence of any additional rights or privileges incident to ownership of the shares. The transaction advice shall also contain a statement to substantially the following effect: “This transaction advice is merely a confirmation of the share ownership of the addressee according to the stock records of the corporation as of the time of its issuance. Delivery of this transaction advice, by itself, confers no rights on the recipient. This transaction advice is neither a negotiable instrument nor a security.”
ARTICLE XVII
TRANSFER OF SHARES OF CAPITAL STOCK
Section 1.Transfers of shares of the capital stock of the corporation shall be made only by the corporation’s duly appointed secretary, transfer agent or registrar on the books of the corporation in accordance with the written instructions of the registered holder thereof, or by his or her duly authorized attorney-in-fact. No such transfer shall be valid, except between the parties thereto, until such transfer shall have been recorded on the books of the corporation so as to show the date of the transfer, the names of the parties thereto, their addressees, and the number and description of the shares transferred. In the case of certificated shares, the transfer of shares of stock shall be made only upon surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power (with signature guarantee or such other satisfactory evidence or guarantee of authenticity and authority as the secretary, transfer agent or registrar may require) and the payment of all taxes thereon, and, if the transferred shares are to be certificated, the corporation shall issue one or more new certificates evidencing ownership of such shares by the new registered holder thereof. In the case of uncertificated shares, transfer of shares of stock on the records of the corporation shall be made only upon receipt of proper written or electronic transfer instructions from the registered owner or by his or her duly authorized attorney-in-fact or other authorized person (with signature guarantee or other satisfactory evidence or guarantee of authenticity and authority that the secretary, transfer agent or registrar may require) containing the following information: (i) the name, address and taxpayer identification number, if any, of the party transferring the shares, (ii) the number of shares transferred and the class of such shares, and the designation of the series, if any, and (iii) the name, address and taxpayer identification number, if any, of the party to whom the shares have been transferred and who, as a result of such transfer, is to become the new registered owner of the shares, and the payment of all taxes thereon. In the case of certificated shares or uncertificated shares that are to be transferred without certificates, such transfer shall be confirmed by the corporation’s sending of an appropriate transaction advice to the new registered holder thereof.
Section 2.The books for the transfer of stock may be closed as the board of directors may from time to time determine for a period not exceeding twenty (20) days before the annual or any special meeting of shareholders or before the day appointed for the payment of any dividend, or before any date on which rights of any kind in or in connection with the stock are to be determined or exercised; provided, however, that in lieu of closing the books for the transfer of stock the board of directors may fix in advance a day as the record date for determination of shareholders to be entitled to have or exercise the right to receive notice, to vote, to receive dividends, or to receive or exercise any such rights. In the event that the books for the transfer of stock are to be closed the secretary may be directed by the board of directors to give such notice of such closing as the board of directors may deem advisable.
Section 3.In case of the loss, mutilation or destruction of any certificate for any share or shares of stock of the corporation, a duplicate certificate may be issued upon such terms as the board of directors may prescribe, including but not limited to the requirement that the person requesting the duplicate certificate provide a bond or an agreement of indemnity acceptable to the corporation. In the event that the board of directors has authorized the issuance of shares of the relevant class or series of stock without certificates, a transaction advice or other written statement as described in Section 3 of Article XVI may be issued in place of any lost, mutilated or destroyed certificate theretofore issued by the corporation, upon such terms (including without limitation, the requirement of a bond or indemnity) as the board of directors may prescribe.
Section 4.The corporation shall be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact thereof for any and all purposes whatsoever and shall not be bound to recognize any equitable, beneficial ownership or other claim to or interest in such share or shares on the part of any other claimant thereto, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 5.The board of directors shall have power and authority to make all such rules and regulations as they deem expedient, concerning the issue, transfer and registration of shares of the capital stock of the corporation.
Section 6.Shares of its capital stock acquired by the corporation become authorized and unissued shares of the corporation and the acquisition of such shares by the corporation shall be evidenced by the cancellation of such shares in the stock records of the corporation.
ARTICLE XVIII
EXECUTION OF INSTRUMENTS
All checks, dividend warrants and other orders for the payment of money, drafts, notes, bonds, acceptances, contracts, and all other instruments, except as otherwise provided in these Bylaws, shall be signed by such person or persons as shall be provided by general or special resolution of the board of directors, and in the absence of any provision in these Bylaws or any such general or special resolution applicable to any such instrument then such instrument shall be signed by any two of the following: the president, any vice president, the treasurer, the controller or the secretary. The board of directors may delegate to any officer or officers of the corporation the power to designate the person or persons to execute any such instrument on behalf of the corporation. The board of directors may provide for the execution of any corporate instrument or document by electronic means, by a mechanical device or a machine, or by use of facsimile signatures, under such terms as shall be set forth in the resolution of the board of directors.
ARTICLE XIX

IMMUNITY AND INDEMNIFICATION
Immunity of directors and officers of the corporation and indemnification by the corporation of directors and officers of the corporation from costs and expenses and liabilities shall be governed by the provisions relating thereto included in the Articles of Incorporation of the corporation and in any indemnity agreements, as permitted by law, between the corporation and any such director or officer.
ARTICLE XX

FISCAL YEAR
The fiscal year of the corporation shall be the calendar year.

ARTICLE XXI

AMENDMENT TO BYLAWS
Section 1.These Bylaws may be altered, amended or repealed or new Bylaws enacted by the affirmative vote of a majority of the entire board of directors or at any regular meeting of the shareholders (or at any special meeting duly called for that purpose) by the affirmative vote of a majority of the shares represented and entitled to vote at such meeting (if notice of the proposed alteration or amendment or any new By-law provision or provisions is contained in the notice of such meeting); provided, however, that any provision for which a greater vote is required by the Articles of Incorporation, these Bylaws or by law, shall itself be amended only by such greater vote.
Section 2.Notwithstanding anything contained in Section 1 of this Article XXI to the contrary, either (i) the affirmative vote of the holders of at least 80 percent of the votes entitled to be cast by the holders of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, or (ii) the affirmative vote of a majority of the entire board of directors with the concurring vote of a majority of the continuing directors, voting separately and as a subclass of directors, shall be required to alter, amend or repeal, or adopt any provision inconsistent with (a) the second paragraph of Section 2 of Article II relating to business properly brought before an annual meeting, (b) Section 3 of Article II, (c) Section 11 of Article II, (d) Section 1 of Article III, (e) Section 9 of Article III and (f) this Article XXI. For purposes of this Article XXI, the term “continuing director” shall mean any member of the board of directors who was a member of the board of directors on April 21, 1987 or who is elected to the board of directors after April 21, 1987, upon the recommendation of a majority of the continuing directors, voting separately and as a subclass of directors on such recommendation.
ARTICLE XXII
RIGHTS, OPTIONS AND WARRANTS
The corporation may issue, whether or not in connection with the issuance and sale of any of its stock or other securities, rights, options or warrants entitling the holders thereof to purchase from the corporation shares of any class or classes of stock. The board of directors shall determine the terms upon which the rights, options, or warrants are issued, their form and content, and the consideration for which the shares are to be issued. The documents evidencing such rights, options or warrants, may include conditions on the exercise of such rights, options or warrants, including conditions that preclude the holder or holders, including any subsequent transferees, of at least a specified percentage of the common shares of the corporation from exercising such rights, options or warrants.

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